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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 1995

                      SOVEREIGN BANCORP, INC.
     (Exact name of registrant as specified in its charter)

        Pennsylvania               0-16533           23-2453088
(State or other jurisdiction     (Commission       (IRS Employer
      of incorporation)          File Number)       Ident. No.)

1130 Berkshire Boulevard, Wyomissing, Pennsylvania      19610
     (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code (610) 320-8400

                               N/A
 (Former name or former address, if changed since last report.)

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
Item 5.  Other Events.

     Termination of Patriot Savings Bank Acquisition.

     On March 7, 1995, after discussions with the staff of the Federal Deposit Insurance Corporation (the "FDIC"), Patriot Savings Bank ("Patriot") withdrew its request for a letter of non-objection from the FDIC with respect to Patriot's conversion from mutual to stock form of organization and simultaneous acquisition by Sovereign Bancorp, Inc. ("Sovereign"). Sovereign and Patriot have withdrawn their respective applications with the Office of Thrift Supervision and the Pennsylvania Department of Banking and have terminated the Agreement dated April 14, 1994, as amended and restated May 26, 1994, and October 13, 1994.

     Acquisition of Colonial Savings Bank.

     On March 23, 1995, Sovereign and Colonial State Bank, a New Jersey chartered commercial bank with one banking office located in Freehold, New Jersey ("Colonial"), executed an Agreement and Plan of Merger (the "Agreement") pursuant to which Sovereign will acquire Colonial for approximately $6.25 million in cash (the "Acquisition"). As of December 31, 1994, Colonial had approximately $43.8 million in assets, $40.5 million in deposit liabilities and shareholders' equity of $3.3 million. Following the Acquisition, Colonial will operate as a separate Federal savings bank subsidiary of Sovereign, the deposits of which will be insured by the Federal Deposit Insurance Corporation's Bank Insurance Fund (the "BIF"). The Agreement replaced a nonbinding letter of intent dated March 2, 1995, between Sovereign and Colonial providing for the Acquisition. The Acquisition is subject to approval by Colonial's shareholders and regulatory approvals from the New Jersey Department of Banking, the Office of Thrift Supervision, the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation.

     For financial accounting purposes, the transaction will be accounted for using the purchase method of accounting.

     In connection with execution of the Agreement, Sovereign and Colonial entered into a Stock Option Agreement, dated March 23, 1995 (the "Stock Option Agreement"). The Stock Option Agreement grants an option to Sovereign to purchase up to 19.9% of the issued and outstanding shares of Colonial common stock at a purchase price of the lower of (i) $6.25 per share or (ii) the lowest price that a person or group, as defined in the Stock Option Agreement, pays or agrees to pay for Colonial common stock in a transaction that constitutes a triggering event under the Stock Option Agreement. Sovereign's option may be exercised only in the event of the occurrence of specified events, as defined, including (i) the acquisition by a person or group of more than 9.9% of the shares of Colonial common stock, (ii) Colonial entering an agreement to merge, consolidate or sell assets, or
(iii), under certain circumstances, public announcement by a third party of an intent to acquire control of Colonial. The Stock Option Agreement will terminate upon consummation of the Acquisition or, under certain circumstances, in the event of termination of the Agreement prior to consummation of the Acquisition.

     Pursuant to the terms of a letter agreement entered into contemporaneously with the Agreement, Colonial's officers and directors are, among other things, prohibited from soliciting, encouraging, initiating, or engaging in any negotiations or discussions with or responding to any person, with respect to the Agreement, the Stock Option Agreement or any acquisition of Colonial, or any assets or business thereof, while the Agreement is in effect, subject to certain exceptions. The form of letter agreement is attached as Exhibit E to the Agreement which Agreement is attached hereto as Exhibit 2.1.

     The Agreement provides for termination (i) by mutual consent of the parties, (ii) by either party, if, upon notice to the other party of a material breach, such breach cannot be, or has not been, remedied within 30 days, (iii) by either party, if such party has been informed in writing by a regulatory authority whose approval or consent is required that such approval or consent is unlikely to be granted, or (iv) by either party, if closing shall not have occurred prior to November 15, 1995, unless the failure to close is due to the terminating party's failure to perform. Sovereign may unilaterally terminate the Agreement upon written notice to Colonial if, (i) within 60 days after the execution of the Agreement, Sovereign reasonably concludes that adverse results of any environmental audits performed by Sovereign make consummation of the Acquisition inadvisable, or (ii) Sovereign determines that a change or development in state or federal law or regulatory policy so adversely effects the legal, regulatory, business and/or financial assumptions underlying the Acquisition that it would be unadvisable for Sovereign to consummate the Acquisition.

      In the event that Sovereign terminates the Agreement on account of an unremediated material breach by Colonial, then for a period of 18 months following such termination, if a Person, as defined, enters into an agreement with Colonial pursuant to which such Person would: (i) merge or consolidate, or enter into any similar transaction, with Colonial, (ii) acquire all or substantially all of the assets of Colonial, or (iii) acquire beneficial ownership or securities representing, or the right to acquire beneficial ownership or to vote securities representing, 25% or more of the then outstanding shares of Colonial common stock and if Sovereign is prohibited for any reason from exercising (or causing Colonial to purchase) Sovereign's option under the Stock Option Agreement or Sovereign is otherwise unable to exercise (or to cause Colonial to purchase) the option, then Colonial shall pay Sovereign a fee of $500,000 as reimbursement to Sovereign for its costs and expenses, including legal fees and expenses, incurred in connection with the Agreement and the transactions contemplated thereby.

     If the Agreement is terminated by Colonial on account of an unremediated material breach by Sovereign, then Sovereign shall immediately pay to Colonial a fee of $500,000, constituting reimbursement to Colonial for costs and expenses, including legal fees and expenses, incurred in connection with the Agreement and the transactions contemplated thereby.

     In the event that Sovereign terminates the Agreement due to a change or development in state or federal law or regulatory policy, then Sovereign shall immediately pay to Colonial a fee of $500,000.

     The deposits of Sovereign Bank, Sovereign's wholly-owned subsidiary savings bank, are insured by the FDIC's Savings Association Insurance Fund (the "SAIF"). Colonial's deposits are insured by the BIF. On January 31, 1995, the FDIC proposed that as early as June, 1995, BIF insurance premiums be reduced by 83%; no reduction in SAIF insurance premiums is proposed or expected at this time. The substantial differential between BIF and SAIF premiums will place SAIF-insured thrift institutions at a competitive disadvantage. Upon consummation of the Acquisition, Sovereign proposes to encourage Sovereign Bank depositors, whose deposits are insured by the SAIF, to transfer their deposits to Colonial, in order to mitigate the adverse competitive impact of the proposed FDIC insurance premium disparity on Sovereign.

     Sovereign anticipates that the transaction will be completed in the third quarter of 1995. However, completion of the transaction is subject to a number of customary conditions, including regulatory approval and Colonial shareholder approval. No assurance can be given that all conditions will be met or that completion of the transaction will occur.

     The foregoing summary of the acquisition of Colonial is qualified in its entirety by reference to the Agreement and the Stock Option Agreement, which are attached hereto as Exhibit 2.1 and Exhibit 2.2, respectively, and incorporated herein by reference.

     The press release, dated March 8, 1995, of Sovereign, outlining plans for the acquisition of Colonial and the press release, dated March 24, 1995, of Sovereign, announcing signing of the Agreement are attached hereto as Exhibit 99.1 and
Exhibit 99.2, respectively. The terms of the Acquisition described in the press releases are qualified in their entirety by reference to the Agreement and the Stock Option Agreement.

Item 7.  Financial Statements and Exhibits.

     (a) No financial statements of businesses acquired are required.

     (b)  No pro forma financial information is required.

     (c)  Exhibits.

          The following exhibits are filed herewith:

          2.1  Agreement and Plan of Merger, dated March 23,
               1995, between Sovereign Bancorp, Inc. and Colonial
               State Bank.

          2.2 Stock Option Agreement, dated March 23, 1995, between Sovereign Bancorp, Inc. and Colonial State
               Bank.

          99.1 Press Release, dated March 8, 1995, of Sovereign
               Bancorp, Inc.

          99.2 Press Release, dated March 24, 1995, of Sovereign
               Bancorp, Inc.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SOVEREIGN BANCORP, INC.

Dated:  March 24, 1995

                              By /s/ Karl D. Gerhart
                                   Karl D. Gerhart
                                   Chief Financial Officer and
                                   Treasurer

                          EXHIBIT INDEX

                                                  Page Number
                                                  In Manually
                                                     Signed
Exhibit Number                                      Original

     2.1       Agreement and Plan of Merger
               dated March 23, 1995,
               between Sovereign Bancorp,
               Inc. and Colonial State Bank.

     2.2       Stock Option Agreement, dated
               March 23, 1995, between
               Sovereign Bancorp, Inc. and
               Colonial State Bank.

     99.1      Press Release, dated March 8,
               1995, of Sovereign Bancorp, Inc.

     99.2      Press Release, dated March 24,
               1995, of Sovereign Bancorp, Inc.